STOCK PURCHASE AGREEMENT
THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of August 31, 2001 (the "Agreement Date"), by and between GLOBEDRIVE.COM INC., a Delaware corporation currently having its principal place of business located at 3 Kakiat Lane, Spring Valley, NY 10977 (the "Company"), PLANET ZANETT CORPORATE INCUBATOR, INC., a Delaware corporation currently having its principal place of business located at 135 East 57th Street, New York, NY 10022 ("Planet Zanett"), NOLA I, LLC, a Delaware limited liability company ("NOLA" and collectively with Planet Zanett, the "Investors") Mr. Yossi Krasnjanski, and Mr. Oleg Rabaev (each, unless otherwise specifically identified, a "Founder" and, collectively, the "Founders").

RECITALS
The Company desires to sell to the Investors, and the Investors desire to purchase from the Company, shares of the Company's Series A Convertible Preferred Stock on the terms and conditions set forth in this Agreement.

The Company desires to sell to the Founders, and the Founders desire to purchase from the Company, shares of the Company's Common Stock on the terms and conditions set forth in this Agreement.


AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, and for
other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.	AGREEMENT TO PURCHASE AND SELL STOCK.
1.1	Authorization.  As of the Agreement Date, the
Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of (i) three thousand six hundred forty-two (3,642) shares of the Company's Series A Convertible Preferred Stock, $0.0001 par value per share (the "Series A Stock") having the rights, preferences, privileges and restrictions set forth in the Certificate of Designation designating the Series A Stock of the Company attached to this Agreement as Exhibit A (the "Certificate") and (ii) two thousand three hundred (2,300) shares of the Company's Common Stock, without par value (the "Common Stock").
1.2	Agreement to Purchase and Sell Common Stock.  The
Company agrees to sell to the Founders, and the Founders agree to purchase from the Company an aggregate of two thousand three hundred (2,300) shares of Common Stock (each Founder purchasing 1,150 shares), at a purchase price of U.S. $5.2174 per share for an aggregate purchase price (the "Common Stock Purchase Price") of U.S. Twelve Thousand Dollars ($12,000). The shares of Common Stock purchased and sold pursuant to this Agreement will be collectively referred to as the "Purchased Common Shares".
(a)	Each Founder shall pay to the Company U.S.
Five Hundred ($500.00) of the Common Stock Purchase Price on or about the first day of each month, each of which payments shall be made against the delivery to each Founder of a duly executed share certificate in the name of such Founder representing ninety five and eight-tenths (95.8) shares of the Purchased Common Shares. Payments made pursuant this Section 1.2(a) will be made by check payable to the Company.
1.3	Agreement to Purchase and Sell Preferred Stock.
The Company agrees to sell to the Investors, and the Investors agree to purchase from the Company, the Series A Stock at a purchase price of U.S. $65.8979 per share for an aggregate purchase price (the "Series A Purchase Price") of U.S. Two Hundred Forty Thousand Dollars ($240,000). The shares of Series A Stock purchased and sold pursuant to this Agreement will be collectively referred to as the "Purchased Preferred Shares". The Purchased Common Shares and the Purchased Preferred Shares will be collectively referred to as the "Purchased Shares".
(a)	The Investors shall pay to the Company the
Series A Purchase Price in twelve equal aggregate monthly installments of U.S. Twenty Thousand Dollars ($20,000) on or about the first day of each month, each of which payments shall be made against the delivery of (i) a stock certificate issued to and in the name of Planet Zanett, representing two hundred seventy six and eighty three-one hundredths (276.83) shares of the Company's Series A Stock and (ii) a stock certificate issued to and in the name of NOLA representing twenty six and sixty six-one hundredths (26.66) shares of the Company's Series A Stock; and provided further, that the Investors will not be obligated to make any such payments to the Company if as of the date when such payment otherwise would be due there has occurred any event, or exists any condition, circumstance or state of affairs which has had or may have a material adverse effect on the Company's business, assets, operations, financial condition or prospects, taken as a whole, as reasonably determined by Planet Zanett. Payments made pursuant this Section 1.3(a) will be made by check payable to the Company.
(b)	The shares of Common Stock issuable upon
conversion of the Purchased Preferred Shares will be collectively referred to as the "Conversion Shares."
2.	DELIVERIES.
(a)	Upon the execution hereof, and against the
Company's receipt of a check in the amount of U.S. Five Hundred Dollars ($500.00) from each of the Founders, which represents the first payments to be made pursuant to Section 1.2 above, the Company shall deliver to the Founders stock certificates issued to and in the name of each Founder representing ninety five and eight-tenths (95.8) shares of the Company's Common Stock.
(b)	Upon the execution hereof, and against the
Company's receipt of a check in the amount of U.S. Twenty Thousand Dollars ($20,000) which represents the first payment pursuant to Section 1.3 above, the Company shall deliver to the Investors (i) a stock certificate issued to and in the name of Planet Zanett, representing two hundred seventy six and eighty three-one hundredths (276.83) shares of the Company's Series A Stock and (ii) a stock certificate issued to and in the name of NOLA, representing twenty six and sixty six-one hundredths (26.66) shares of the Company's Series A Stock.
3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The
Company hereby represents and warrants that, except as set forth on Schedule 3 hereto, each of the representations and warranties made in Sections 3.1, 3.3, 3.4, 3.6, 3.7, 3.9 (a), (b) and (d),
3.10, 3.11, 3.13, 3.14, 3.15, 3.17, 3.19, 3.20, 3.21, 3.22,
3.23, 3.25, 3.26, 3.27 of that certain Common Stock Purchase Agreement between the Company and Planet Zanett dated January 26, 2001 (the "Original Agreement") are true and correct in all material respects as of the date hereof, as if such representations and warranties were made on the date hereof.
All of such representations and warranties shall be deemed to be representations and warranties of Seller contained in this Agreement.
	In addition to the above, the Company hereby
represents and warrants to the Investors as follows:
3.1	Capitalization.  On the Agreement Date, and
subsequent to the filing of the Company's restated certificate of incorporation and the Certificate, the capitalization of the Company will consist of the following (which following information shall not include the Purchased Shares):
(a)	Common Stock.  A total of ten thousand
(10,000) authorized shares of Common Stock, without par value, of which one thousand four hundred twenty five (1,425) shares are currently issued and outstanding, excluding any Conversion Shares into which the Purchased Shares issuable to the Investors hereunder may be converted.
(b)	Preferred Stock.  A total of five thousand
(5,000) authorized shares of preferred stock, par value of $.0001 per share, none of which are issued and outstanding. The rights, preferences and privileges of the Series A Stock will be as stated in the Certificate and as provided by law.
(c)	Other Securities.  The Company has reserved
seventy five (75) shares of its Common Stock for future issuance to employees, directors and officers of, and consultants to, the Company under the 2000 Incentive Stock Plan (the "2000 Plan") as may be determined by the Company's Board of Directors from time to time. As of the date hereof, options for an aggregate of forty-five (45) shares of Common Stock have been awarded to Messrs. Mark Buchanan and Sergey Korolev.
(d)	Options, Warrants, Reserved Shares.  Except
as otherwise provided in Section 3.2(c) above, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. No shares of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company, other than as follows: (i) an aggregate of forty five
(45) shares of the Company's common stock issuable to Messrs. Mark Buchanan and Sergey Korolev pursuant to exercise of stock options awarded to them under the 2000 Plan which are represented by stock option agreements referenced on Schedule 3.1(e); (ii) shares of the Company's capital stock issued to and in the name of each of Messrs. Gary Miselevich and Ravi Adusumilli are subject to call options in favor of the Company pursuant to the terms of their respective original subscription agreements dated as of June 28, 2000, and (iii) all shares of the Company's capital stock previously and hereafter issued to the Investors, the Founders, Mr. Eli Yaacoby, Mr. Gary Miselevich and Mr. Ravi Adusumilli, all of which are subject to certain rights of first refusal and a Company option of repurchase pursuant to that certain stockholders agreement dated as of January 26, 2001 by and among each of Planet Zanett, the Founders, Mr. Eli Yaacoby, Mr. Gary Miselevich and Mr. Ravi Adusumilli.
(e)	Outstanding Security Holders.  Attached to
this Agreement as Schedule 3.1(e) is a complete list of all outstanding stockholders, option holders, warrant holders, convertible note holders and other security holders of the Company as of immediately prior to the Agreement Date, which schedule lists the type of instruments, certificate numbers in sequential order (if applicable), the dates of issuance, the names of holders and the number of Shares held or to be held upon exercise of such instrument.
3.2	Valid Issuance of Stock.
The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate, will be duly and validly issued, fully paid and nonassessable.

(a)	Based in part on the representations made by
the Investors in Section 4 hereof and the Founders in Section 5 hereof, the Purchased Shares and (assuming no change in applicable law and no unlawful distribution of Purchased Shares by the Investors or other parties) the Conversion Shares will be issued pursuant to an exemption from the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the "1933 Act") and in compliance with the registration and qualification requirements, or applicable exemptions therefrom, of all applicable state securities laws; provided that, with respect to the Conversion Shares, no commission or other remuneration is paid or given, directly or indirectly, for soliciting the issuance of Conversion Shares upon the conversion of the Purchased Preferred Shares and no additional consideration is paid for the Conversion Shares other than surrender of the applicable Purchased Preferred Shares upon conversion thereof in accordance with the Certificate.
(b)	The outstanding shares of the capital stock
of the Company are duly and validly issued, fully paid and nonassessable, and such shares of capital stock, and all outstanding options, warrants, convertible notes and other securities of the Company, have been issued in full compliance with the registration and prospectus delivery requirements of the 1933 Act or in compliance with applicable exemptions therefrom, the registration and qualification requirements of all applicable securities laws of states of the United States and all other provisions of applicable securities laws of States of the United States, including, without limitation, anti-fraud provisions.
3.3	Due Authorization.  All corporate action on the
part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement and the Certificate and the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement and of the Conversion Shares has been taken or will be taken prior to the Agreement Date, and this Agreement constitutes the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.
3.4	Status of Proprietary Assets.  Within thirty (30)
days of the date hereof, the Company will be in full compliance with the service provider safe harbor provisions set forth at
Section 512(c) of the Digital Millennium Copyright Act ("DMCA") and, to the best of the Company's Knowledge, the Company has not violated or infringed, and is not currently violating or infringing, and the Company has not received any communications alleging that the Company (or any of its employees or consultants) has violated or infringed or, by conducting its business as proposed, would violate or infringe, any Proprietary Asset of any other person or entity; provided, however, and notwithstanding the foregoing, the Investors expressly acknowledge that, although the Company's business as proposed to be conducted will implement safeguards against infringement of third party intellectual property rights (e.g., in its terms of use and through the availability of its digital rights management feature - the copyright protected network ("CPN")), no assurance can be provided to the Investors that all of such third parties' respective intellectual property rights will not be infringed by participants, users and/or subscribers of the Company's services, which infringement may possibly implicate the Company under various laws including, but not limited to, the DMCA.
3.5	Registration Rights.  Except as provided in the
Investor Rights Agreement between the Company and Planet Zanett dated January 26, 2001, the Company has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the United States Securities and Exchange Commission ("SEC") or any other governmental authority.
3.6	Activities Since July 1, 2001.  Except as set
forth on Schedule 3.7, the Company has not since July 1, 2001:
(a)	formed or acquired or disposed of any
interest in any corporation, partnership, joint venture, or
other entity;
(b)	written up, written down, or written off the
book value of any amount of assets;
(c)	declared, paid, or set aside for payment any
dividend or distribution with respect to its capital stock;
(d)	redeemed, purchased, or otherwise acquired,
or sold, granted, or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights;
(e)	increased the compensation of or paid or
accrued any bonus to any employee or contributed or accrued or contributed to any employee benefit plan, other than in accordance with policies, practices, or requirements established and in effect on July 1, 2001;
(f)	entered into any employment, compensation,
consulting or collective bargaining agreement with any person or group;
(g)	entered into, adopted, or materially amended
any employee benefit plan; or
(h)	entered into any other material commitment
or transaction not disclosed elsewhere herein.
In addition to the foregoing, since July 1,
2001, there has not been:
(i)	any damage, destruction or loss, whether or
not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as presently conducted and as presently proposed to be conducted);
(j)	any waiver by the Company of a valuable
right or of a material debt owed to it;
(k)	any satisfaction or discharge of any lien,
claim or encumbrance or payment of any obligation by the Company, except such a satisfaction, discharge or payment made in the ordinary course of business that is not material to the assets, properties, financial condition, operating results or business of the Company;
(l)	any material change or amendment to a
material agreement or arrangement by which the Company or any of its assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement; or
(m)	to the Company's Knowledge, any other event
or condition of any character which would materially and adversely affect the assets, properties, financial condition, operating results or business of the Company.
3.7	Insurance. At such time as it is financially
practicable for the Company to do so, as determined by the Board of Directors, the Company will obtain such insurance policies as are customary for the type of business engaged in by the Company, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. Once obtained, true and complete copies of all such insurance policies will be furnished to the Investors and notice of any termination or threatened termination of such policies will be made known to the Investors.
3.8	Use of Proceeds.  The Company shall, upon its
receipt of the Series A Purchase Price from the Investors and the Common Stock Purchase Price from the Founders, use such funds for the purposes identified on Schedule 3.9.
4.	REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF
THE INVESTOR. The Investors hereby represent and warrant to, and agree with, the Company that:
4.1	Authorization.  This Agreement constitutes each
Investor's valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Each Investor represents that it has full power and authority to enter into this Agreement and that its entering into this Agreement and consummating the transactions contemplated hereby will not conflict with, violate, or result in a breach of any terms or conditions of any order, judgment or decree, or any agreement or instrument to which it is a party or by which it or any of its properties or assets are bound, or constitutes a default thereunder.
4.2	Purchase for Own Account.  The Purchased
Preferred Shares to be purchased by each Investor hereunder, and any Conversion Shares to be acquired by each Investor upon the conversion of all or any portion thereof, will be acquired for investment for each Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Act, and the Investors have no present intention of selling, granting any participation in, or otherwise distributing the same. Notwithstanding the preceding sentence, the Company acknowledges that Planet Zanett may transfer all or any portion of its investment in the Company to one or more affiliates of Planet Zanett. Each Investor also represents that it has not been formed for the specific purpose of acquiring the Purchased Preferred Shares, or any Conversion Shares to be acquired by the Investors upon the conversion of all or any portion thereof.
4.3	Disclosure of Information.  The Investors have
received or have had full access to all the information they consider necessary or appropriate to make an informed investment decision with respect to the Purchased Preferred Shares to be purchased by the Investors under this Agreement, and any Conversion Shares to be acquired by the Investors upon the conversion of all or any portion thereof. The Investors further have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Preferred Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Investors or to which the Investors had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.
4.4	Investment Experience.  The Investors understand
that the acquisition of the Purchased Preferred Shares, and any Conversion Shares to be acquired by the Investors upon the conversion of all or any portion thereof, involves substantial risk. Each Investor: (i) has experience as an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its acquisition of the Purchased Preferred Shares, and any Conversion Shares to be acquired by the Investor upon the conversion of all or any portion thereof, and the potential loss of its entire investment therein, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this acquisition of the Purchased Preferred Shares, and any Conversion Shares to be acquired by the Investor upon the conversion of all or any portion thereof, and protecting its own interests in connection with this acquisition and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Investor to be aware of the character, business acumen and financial circumstances of such persons.
4.5	Restricted Securities.  Each Investor understands
that the Purchased Preferred Shares, and any Conversion Shares to be acquired by the Investors upon the conversion of all or any portion thereof, are characterized as "restricted securities" under the Act inasmuch as the Purchased Preferred Shares, and any Conversion Shares to be acquired by the Investors upon the conversion of all or any portion thereof, are being acquired from the Company in transactions not involving a public offering and that under the Act and applicable rules and regulations thereunder such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, each Investor represents that it is familiar with Rule 144 of the rules and regulations promulgated under the Act ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby and by the Act. Each Investor understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in the Amended and Restated Investor Rights Agreement. Each Investor understands that no public market now exists for any of the Purchased Preferred Shares, or any Conversion Shares to be acquired by the Investors upon the conversion of all or any portion thereof, and that it is uncertain whether a public market will ever exist for the Purchased Preferred Shares or the Conversion Shares.
4.6	Further Limitations on Disposition.  Without in
any way limiting the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Purchased Preferred Shares or the Conversion Shares unless and until:
(a)	there is then in effect a registration
statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or
(b)	(i) the Investor shall have notified the
Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) the Investor shall have furnished the Company, at the expense of the Investor or its transferees, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Act.
Notwithstanding the provisions of paragraphs (a)
and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Purchased Preferred Shares or Conversion Shares in compliance with Rule 144 or Rule 144A; or (ii) for any transfer of any Purchased Preferred Shares by an Investor to (A) a partner or member of such Investor, (B) a retired partner of such Investor who retires after the date hereof, or (C) the estate of any such partner or member; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 4 to the same extent as if the transferee were an original Investor hereunder. For the avoidance of doubt, all transfers by the Investors as contemplated in this Section 4.6 are subject to compliance with applicable law.
4.7	Legends.  It is understood that the certificates
evidencing the Purchased Preferred Shares and the Conversion Shares will, in addition to any other legends required by any other agreements among the parties, bear the following legend:
(a)	THE SECURITIES REPRESENTED HEREBY HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
(b)	The Purchased Preferred Shares and the
Conversion Shares shall also bear any legend required by state securities laws, and the Purchased Preferred Shares shall include an additional legend substantially in the form of the following:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE: (1) ARE CONVERTIBLE INTO SHARES OF COMMON STOCK OF THE COMPANY AT
THE OPTION OF THE HOLDER AT ANY TIME PRIOR TO AUTOMATIC CONVERSION THEREOF; AND (2) AUTOMATICALLY CONVERT INTO
COMMON STOCK OF THE COMPANY IN THE EVENT OF A PUBLIC
OFFERING MEETING CERTAIN REQUIREMENTS OR UPON CERTAIN
CONSENTS OF THE HOLDERS OF THE COMPANY'S PREFERRED STOCK
ALL PURSUANT TO AND UPON THE TERMS AND CONDITIONS SPECIFIED
IN THE COMPANY'S CERTIFICATE OF DESIGNATION.  A COPY OF
SUCH CERTIFICATE OF DESIGNATION MAY BE OBTAINED, WITHOUT
CHARGE, AT THE COMPANY'S PRINCIPAL OFFICE.

The legend set forth in (a) above shall be
removed by the Company from any certificate evidencing Purchased Preferred Shares or Conversion Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Preferred Shares or Conversion Shares. The Company acknowledges and agrees that it will permit the transfer of the Purchased Preferred Shares to an affiliate of Planet Zanett without requiring an opinion of counsel so long as the legend set forth in (a) above appears on the transferred certificates and so long as such transfer is not in violation of applicable federal and state securities laws.
5.	REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF
THE FOUNDERS. Each Founder hereby represents and warrants to, and agrees with, the Company that:
5.1	Authorization.  This Agreement constitutes each
Founder's valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Each Founder represents that it has full power and authority to enter into this Agreement and that its entering into this Agreement and consummating the transactions contemplated hereby will not conflict with, violate, or result in a breach of any terms or conditions of any order, judgment or decree, or any agreement or instrument to which it is a party or by which it or any of its properties or assets are bound, or constitutes a default thereunder.
5.2	Purchase for Own Account.  The Purchased Common
Shares to be purchased by each Founder hereunder will be acquired for investment for each Founder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Act, and each Founder has no present intention of selling, granting any participation in, or otherwise distributing the same. Notwithstanding the preceding sentence, the Company acknowledges that each Founder may transfer all or any portion of its investment in the Company to one or more affiliates of each Founder.
5.3	Disclosure of Information.  Each Founder has
received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Common Shares to be purchased by each Founder under this Agreement. Each Founder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Common Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to each Founder or to which each Founder had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.
5.4	Investment Experience.  Each Founder understands
that the acquisition of the Purchased Common Shares involves substantial risk. Each Founder: (i) has experience as an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its acquisition of the Purchased Common Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this acquisition of the Purchased Common Shares and protecting its own interests in connection with this acquisition and/or
(ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables each Founder to be aware of the character, business acumen and financial circumstances of such persons.
5.5	Restricted Securities.  Each Founder understands
that the Purchased Common Shares are characterized as "restricted securities" under the Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Act and applicable rules and regulations thereunder such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, each Founder represents that it is familiar with Rule 144 of the rules and regulations promulgated under the Act ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby and by the Act. Each Founder understands that the Company is under no obligation to register any of the securities sold hereunder. Each Founder understands that no public market now exists for any of the Purchased Common Shares and that it is uncertain whether a public market will ever exist for the Purchased Common Shares.
5.6	Further Limitations on Disposition.  Without in
any way limiting the representations set forth above, each Founder further agrees not to make any disposition of all or any portion of the Purchased Common Shares unless and until:
(a)	there is then in effect a registration
statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or
(b)	(i) each Founder shall have notified the
Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) each Founder shall have furnished the Company, at the expense of each Founder or its transferees, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Act.
Notwithstanding the provisions of paragraphs (a)
and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Purchased Common Shares in compliance with Rule 144 or Rule 144A; or (ii) for any transfer of any Purchased Common Shares by each Founder to (A) a partner of such Founder, (B) a retired partner of such Founder who retires after the date hereof, or
(C) the estate of any such partner; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 5 to the same extent as if the transferee were an original investor hereunder.
5.7	Legends.  It is understood that the certificates
evidencing the Purchased Common Shares will, in addition to any other legends required by any other agreements among the parties, bear the legends set forth below:
(a)	THE SECURITIES REPRESENTED HEREBY HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
(b)	Any legend required by state securities
laws.
The legend set forth in (a) above shall be
removed by the Company from any certificate evidencing Purchased Common Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Common Shares. The Company acknowledges and agrees that it will permit the transfer of the Purchased Common Shares to an affiliate of each Founder without requiring an opinion of counsel so long as the legend set forth in (a) above appears on the transferred certificates and so long as such transfer is not in violation of applicable federal and state securities laws.
6.	CONDITIONS TO INVESTORS' OBLIGATIONS.  The obligations
of the Investors to the Company under this Agreement are subject to the fulfillment or waiver, on or before the Agreement Date, of each of the following conditions, the waiver of which shall not be effective against the Investors if the Investors do not consent to such waiver, which consent may be given by written communication to the Company or its counsel:
6.1	Representations and Warranties True.  Each of the
representations and warranties of the Company contained in
Section 3 shall be true and correct on and as of the Agreement Date with the same effect as though such representations and warranties had been made on and as of the Agreement Date.
6.2	Due Diligence.  Planet Zanett shall have
completed, to its sole satisfaction, its due diligence of the
Company.
6.3	Performance.  The Company shall have performed
and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Agreement Date and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.
6.4	Certificate of Designation.  The Certificate
shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and stockholders, and shall have been duly filed with and accepted by the Delaware Secretary of State.
6.5	Compliance Certificate.  The Company shall have
delivered to the Investors by the Agreement Date a certificate signed on its behalf by its President, Chief Executive Officer, or Chief Financial Officer certifying that the conditions specified in Sections 6.1, 6.3 and 6.4 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company.
6.6	Securities Exemptions.  The offer and sale of the
Purchased Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the Act and the registration and/or qualification requirements of all other applicable state securities laws.
6.7	Proceedings and Documents.  All corporate and
other proceedings in connection with the transactions contemplated and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and to the counsel for Planet Zanett, and they shall each have received all such counterpart originals and certified or other copies of such documents as they may reasonably request. Such documents shall include (but not be limited to) the following:
(a)	Certified Charter Documents.  A copy of the
Company's restated certificate of incorporation, the Certificate and Bylaws of the Company (as amended through the Agreement
Date), certified by the Secretary of the Company as true and correct copies thereof as of the Agreement Date.
(b)	Secretary's Incumbency Certificate.  A
certificate of the Secretary or an Assistant Secretary or other officer of the Company certifying the names of the officers of the Company authorized to sign this Agreement, the certificates for the Purchased Shares and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers.
(c)	Corporate Actions.  A copy of the
resolutions of the Board of Directors and the stockholders of the Company evidencing the approval of the Certificate, this Agreement, the issuance of the Purchased Shares and the other matters contemplated hereby, certified by the Secretary of the Company to be true, complete and correct.
(d)	Good Standing Certificates. A certificate of
good standing of the Company issued by the Delaware Secretary of State, dated no earlier than ten (10) days prior to the Agreement Date.
6.8	Ownership of Technology.  The Investors shall
have received from the Company all documents and other materials requested by the Investors in writing for the purpose of examining and determining the Company's rights in and to any technology, product and Proprietary Assets now used, proposed to be used in, or necessary to, the Company's business as now conducted and proposed to be conducted, and the status of the Company's ownership rights in and to all such technology, products and Proprietary Assets shall be reasonably satisfactory to the Investors.
6.9	Designees on the Board of Directors.  The Company
shall ensure that (i) the number of directors of the Corporation remains at five (5) members and (ii) the three (3) persons designated by Planet Zanett to the Company's Board of Directors (the "Investor Directors") shall be appointed to the Board of Directors as of the date hereof.
6.10	Officers' Certificates.  The Company shall
deliver to the Investors certificates executed by each of its officers and directors in which each of them represents that he
(i) has not made a personal filing or been an officer or director, partner or member of an entity that has filed an action seeking protection under the Bankruptcy Code of the United States of America or analogous law of any jurisdiction not subject to the laws of the United States of America during the past seven (7) years and (ii) has never been convicted of any action that is defined as a crime that would adversely affect the company or its public image or would be required to be disclosed under Paragraph 401(f) of Regulation S-K under the Act.
6.11	 Consent Letter.  The Investors shall have
received a letter in the form attached hereto as Exhibit B, executed by the Company, the Investors, the Founders and Mr.
Eli Yaacoby stating, among other things, that such parties acknowledge and agree that the rights of the Investors under the Stockholder's Agreement and the Investor Rights Agreement between the Company and Planet Zanett dated January 26, 2001 apply to the Purchased Preferred Shares and the Conversion Shares.
6.12	No Material Change.  There shall have been no
material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company.
7.	CONDITIONS TO THE COMPANY'S OBLIGATIONS .  The
obligations of the Company to the Investors under this Agreement are subject to the fulfillment or waiver, on or before the Agreement Date, of each of the following conditions, the waiver of which shall not be effective against the Company if the Company does not consent to such waiver, which consent may be given by written communication to the Investors or Planet Zanett's counsel:
7.1	Representations and Warranties.  The
representations and warranties of the Investors contained in
Section 4 and the Founders in Section 5 shall be true and correct on the Agreement Date with the same effect as though such representations and warranties had been made on and as of the Agreement Date.
7.2	Payment.  The Investors shall have delivered to
the Company the first payment set forth in, and in accordance with the provisions of, Section 1.2.
7.3	Certificate of Designation.  The Certificate
shall each have been duly adopted by the Company by all necessary corporate action of its Board of Directors and stockholders, and shall have been duly filed with and accepted by the Delaware Secretary of State.
7.4	Securities Exemptions.  The offer and sale of the
Purchased Preferred Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the Act and the registration and/or qualification requirements of all other applicable state securities laws.
7.5	Proceedings and Documents.  All corporate and
other proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and to the Company's legal counsel, and the Company shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.
8.	CONDITIONS TO THE FOUNDERS' OBLIGATIONS.  The
obligations of the Founders to the Company under this Agreement are subject to the fulfillment or waiver, on or before the Agreement Date, of the following condition, the waiver of which shall not be effective against the Founders if each of the Founders do not consent to such waiver, which consent may be given by written communication to the Company or its counsel:
On or before the Agreement Date and prior to each purchase by the Founders of Common Shares hereunder, the Company shall have loaned to the Founders, in equal amount (e.g., $500 to each Founder) the portion of the Common Stock Purchase Price in order to provide them with the requisite capital to purchase that installment of the Purchased Common Shares.
9.	MISCELLANEOUS.
9.1	Survival of Warranties.  The representations,
warranties and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors, such Investor's counsel or the Company, as the case may be.
9.2	Assignment.  This Agreement may not be assigned
by any of the parties hereto without the prior written consent of all of the other parties, except that Planet Zanett may, subject to compliance with applicable law, assign this Agreement or transfer all or a portion of its investment in the Company to any of its affiliates on five (5) days prior written notice to the Company. The Company expressly agrees to cooperate in effecting any such assignment or transfer.
9.3	Successors and Assigns.  The terms and conditions
of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.
9.4	Governing Law; Venue; Waiver of Jury Trial.  This
Agreement shall be governed by and construed under the internal laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws. The venue for any claim, controversy or dispute which arises between the parties hereto (with respect to this Agreement) shall be the United States District Court for the District of Delaware (or state court if federal jurisdiction does not apply) and the parties hereby consent to the jurisdiction of such courts and waive any objection to such venue. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.
9.5	Counterparts; Facsimile Signatures.  This
Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature which, for purposes hereof, shall be deemed to be the original signatures of such party.
9.6	Headings.  The headings and captions used in this
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.
9.7	Notices.  Any notice, request or other
communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows:
If to Planet Zanett:
Planet Zanett Corporate Incubator, Inc.
135 East 57th Street
15th Floor
New York, NY 10022
Attention:  Craig Brumfield

with a copy (which shall not constitute notice
hereunder) to:
Klehr, Harrison, Harvey, Branzburg & Ellers, LLP
260 S. Broad Street
Philadelphia, Pennsylvania  19102
Attention: Stephen T. Burdumy, Esq.

If to NOLA:
NOLA I, LLC
21 West Street, #15F
NY, NY  10006
Attention::  Craig Brumfield

If to the Company or the Founders:
GlobeDrive.Com Inc.
3 Kakiat Lane
Spring Valley, NY  10977
Attention: Mr. Yossi Krasnjanski
President & CEO

with a copy (which shall not constitute notice hereunder) to:
Garvey, Schubert & Barer, a Professional
Corporation
599 Broadway
8th Floor
New York, NY 10012
Attention: Paul V. Greco, Esquire

Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the mail in the manner set forth above.
9.8	No Finder's Fees.  Neither the Investors, the
Company, or any officer, director, or employee of the Investors or the Company (i) employed any broker or finder, or (ii) incurred any liability whatsoever, for any brokerage fees, commissions, or finders' fees in connection with the transactions contemplated hereby. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' or broker's fee (and any asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investors from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
9.9	Attorneys' Fees.  If any action at law or in
equity is necessary to enforce or interpret the terms of this Agreement or the Certificate, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
9.10	Amendments and Waivers.  Any term of this
Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this Section
9.10 shall be binding upon each holder of any Purchased Shares and/or Conversion Shares at the time outstanding, each future holder of such securities, and the Company. In view of the foregoing, the Investors hereby acknowledges that the Company has not effected the amendments of its certificate of incorporation required by Section 7.17 of the Original Agreement to increase its authorized capitalization to 50,000,000 shares and to effect the 1500-for-1 forward stock split and reclassification of its shares of common stock (the "Reclassification and Forward Split") nor previously affirmatively undertaken to examine and comply with the safe-harbor provisions of the DMCA, as contemplated thereby, and accordingly, the Investors hereby agree that they will not take any action against the Company, its officers, directors or agents as a result of its failure to do so. Furthermore, the Company is hereby relieved of its obligations to cause the Reclassification and Forward Split amendments to its certificate of incorporation to be effected.
9.11	Severability.  If one or more provisions of this
Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
9.12	Entire Agreement.  This Agreement, together with
all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.
9.13	Further Assurances.  From and after the date of
this Agreement, upon the request of the Investors or the Company, the Company and each Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.
9.14	Mutual Drafting.  This Agreement is the result of
the joint efforts of the Company and the Investors, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of the party's involvement in the drafting thereof.
9.15	Publicity.  Neither the Company nor the Investors
shall make any public disclosure concerning the transaction contemplated by this Agreement unless required by law or unless upon the mutual consent of the parties hereto; provided, further, that all such disclosure shall have the prior reasonable approval of both parties.


IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first above written.
THE COMPANY:

GLOBEDRIVE.COM INC.,
 a Delaware corporation



By:
	Mr. Yossi Krasnjanski
	President & CEO

THE INVESTORS:

PLANET ZANETT CORPORATE INCUBATOR,
INC., a Delaware corporation



By:
	David McCarthy
	Chief Executive Officer

NOLA I, LLC,
a Delaware limited liability
company


By
Craig Brumfield
	Member

FOUNDERS:



Yossi Krasnjanski



Oleg Rabaev


LIST OF SCHEDULES AND EXHIBITS
SCHEDULES



Schedule 3
Exceptions to Representations and
Warranties
Schedule 3.2(e)
Outstanding Security Holders
Schedule 3.6
Activities Since July 1, 2001
Schedule 3.9
Use of Proceeds


	EXHIBITS

Exhibit A
Certificate of Designation
Exhibit B
Form of Consent Letter